Exhibit 99.1

Solaris Oilfield Infrastructure, Inc. Announces Second Quarter 2017 Results

Second Quarter 2017 Highlights

•     Net income of $1.1 million; a $1.9 million improvement from second quarter 2016

•	Record Adjusted EBITDA of $7.5 million; 22% increase versus first quarter 2017 and up 4,839% year-over-year

•     Record revenue of $13.4 million; 30% increase versus first quarter 2017 and up 350% year-over-year

•     Record 3,375 revenue days; 28% increase versus first quarter 2017 and up 240% year-over-year

•     Added nine proppant management systems to the rental fleet; total of 44 systems at quarter-end

HOUSTON, August 14, 2017 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading manufacturer and provider of patented mobile proppant management systems for oil and natural gas well sites, today reported financial results for the second quarter 2017, as further described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) today.

Second Quarter 2017 Financial Review

Solaris reported net income of $1.1 million for second quarter 2017, compared to a net loss of $(0.8) million in second quarter 2016 and net income of $4.8 million in first quarter 2017. Second quarter 2017 net income included certain non-recurring expenses, including $3.5 million of IPO-related compensation expense, $0.4 million related to a loss on disposal of assets and $0.3 million of expense related to organizational costs in connections with the Company’s initial public offering and the development of the Company’s transloading facility in Kingfisher, Oklahoma.

Adjusted EBITDA for the second quarter was $7.5 million, an increase of $7.3 million from second quarter 2016 and an increase of $1.4 million compared to first quarter 2017. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $13.4 million for the quarter, an increase of $10.4 million, or 350%, compared to second quarter 2016, and an increase of $3.1 million, or 30%, compared to first quarter 2017.

During second quarter 2017, the Company generated 3,375 revenue days, the combined number of days that its systems earned revenue during the quarter, a 240% increase from second quarter 2016, and up 28% compared to first quarter 2017. Customer demand and adoption rates for Solaris’ systems continue to grow as proppant consumption levels increase across the industry and customers realize the benefits of Solaris’ technology.

Solaris completed its initial public offering (“IPO”) of its common stock on May 17, 2017, thus the financial results for a portion of the second quarter of 2017 reflect a period during which the Company was privately-owned.

Capital Expenditures and Liquidity

Driven by strong customer demand and continued customer adoption of our proppant management systems and services, the Company invested $13.9 million in capital equipment during second quarter 2017 and added nine systems to the fleet, ending the quarter with 44 systems. These investments help address rising customer demand and are expected to drive future earnings and cash flow growth for Solaris.

As of June 30, 2017, the Company had $70.1 million in cash and $20.0 million of availability under the undrawn credit facility for total liquidity of $90.1 million.

Kingfisher Facility

On August 2, 2017 Solaris announced a seven (7) year contract with a leading STACK E&P operator to provide proppant transloading service in connection with the Company’s strategic expansion to develop a new high-capacity transload facility in Kingfisher, Oklahoma (the “Kingfisher Facility”).

The Kingfisher Facility will be located central to the STACK/SCOOP plays and will be the first independent, unit-train capable, high speed transload facility in Oklahoma. The Kingfisher Facility will initially provide proppant transloading services, but will also have capacity to provide transloading services for other drilling and completion related consumables. The Kingfisher Facility will help operators and service companies reduce logistics costs by virtue of its high-volume capacity and proximity to well sites.

The Kingfisher Facility will be located on a 300-acre parcel of land, directly on the Union Pacific Railroad. Solaris has secured a 30-year land lease with the State of Oklahoma and has started ordering long-lead construction items in anticipation of breaking ground in August 2017. The facility is designed to service multiple large volume customers with dedicated storage and unit train loop tracks, as well as direct rail-to-truck transloading.

The capital investment required to satisfy the contracted customer’s dedicated volumes is approximately $40 million, which will be funded from available cash raised in connection with Solaris’ IPO and cash flow from operations. This investment includes capital expenditures related to engineering and site preparation, as well as rail and large-scale silo construction that is scheduled to be fully completed by August 2018. Solaris estimates that the contracted minimum volumes represent less than 50% of the operational capacity of the Facility’s initial development.

The contracted minimum annual revenue upon completion of the initial development is approximately $13.0 million. Direct costs of transloading services are expected to be approximately 30% of revenue. Any additional volumes above the contracted minimum will increase revenue.

Operational Outlook

Solaris currently has 49 systems in its rental fleet, all of which are deployed with customers. Over 90% of our systems are deployed to customers with multiple systems. The Company expects to deliver a total of 14 systems to the rental fleet in the third quarter, for a total of 58 systems by end of September 2017.

On August 2, 2017, Solaris announced a revised outlook for system deliveries and capital expenditures in 2017 and reaffirmed such expectations as of the date of this release. Solaris expects to end the year with a system count between 68 to 72 systems, an increase from the previous outlook of 60 to 64 systems. On August 2, 2017, Solaris also increased its 2017 capital expenditure guidance to $75 million to $95 million as a result of both the increased system deliveries and the development of the Kingfisher Facility.

Solaris’ Chief Executive Officer Greg Lanham commented, “We continued to execute on our plan in the second quarter, expand our product offering, and save our customers money on their well completions. We are working hard to meet market demand for next generation proppant handling and management solutions by manufacturing additional systems and continuing to make enhancements to the system design. As proppant consumption levels increase across the industry, innovative and integrated solutions that better manage proppant will be critical to optimizing the supply chain.

“Solaris is uniquely positioned to improve key elements of the supply chain, including integrating transloading with the well site management of proppant. The Kingfisher Facility’s high-velocity throughput capacity, including offloading a unit-train within 24-hours, will increase railcar turns, help de-bottleneck shared rail infrastructure and improve last-mile logistics. This will significantly reduce the delivered cost of proppant.”

Conference Call

The Company will host a conference call to discuss its first quarter 2017 results on Tuesday, August 15, 2017 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (866) 807-9684. To join the conference call from outside of the United States, participants may dial (412) 317-5415. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10110829. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and provides patented mobile proppant management systems that unload, store and deliver proppant at oil and natural gas well sites. These patented systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale and the STACK/SCOOP. Solaris’ new high-capacity transload facility being built in Kingfisher, Oklahoma will serve customers with operations in the STACK/SCOOP. Additional information is available on the Solaris’ website, www.solarisoilfield.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for the construction and operation of our new Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue
Proppant system rental	$11,097	$2,329	$19,498	$4,833
Proppant system services	2,292	647	4,215	1,287
Total revenue	13,389	2,976	23,713	6,120
Operating costs and expenses
Cost of proppant system rental (excluding $1,196 and $801, and $2,225 and $1,561, of depreciation and amortization for the three and six months ended June 30, 2017 and 2016, respectively, shown separately)	597	458	947	795
Cost of proppant system services (excluding $91 and $35, and $154 and $69, of depreciation and amortization for the three and six months ended June 30, 2017 and 2016, respectively, shown separately)	2,632	1,035	4,706	1,800
Depreciation and amortization	1,370	911	2,534	1,780
Salaries, benefits and payroll taxes	1,736	610	2,744	1,357
Selling, general and administrative (excluding $83 and $75, and $155 and $150, of depreciation and amortization for the three and six months ended June 30, 2017 and 2016, respectively, shown separately)	1,600	747	2,477	1,299
Other operating expenses	3,872	—	3,872	—
Total operating cost and expenses	11,807	3,761	17,280	7,031
Operating income (loss)	1,582	(785)	6,433	(911)
Interest expense	(22)	(1)	(44)	(9)
Other income (expense)	—	(11)	(25)	1
Total other income (expense)	(22)	(12)	(69)	(8)
Income (loss) before income tax expense	1,560	(797)	6,364	(919)
Provision for income taxes	(498)	(7)	(520)	(12)
Net income (loss)	1,062	(804)	5,844	(931)
Less: net (income) loss related to Solaris LLC	1,117	804	(3,665)	931
Less: net income related to non-controlling interests	(2,022)	—	(2,022)	—
Net income attributable to Solaris	$157	$—	$157	$—

Earnings per share of Class A common stock - basic (1)	$0.01	$—	$0.01	$—
Earnings per share of Class A common stock - diluted (1)	$0.01	$—	$0.01	$—

Basic weighted average shares of Class A common stock outstanding (1)	10,100	—	10,100	—
Diluted weighted average shares of Class A common stock outstanding (1)	10,540	—	10,540	—

(1) – Represents earnings per share of Class A common stock and weighted average shares of Class A common stock outstanding for the period following the reorganization transactions and IPO.

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash	$70,088	$3,568
Accounts receivable, net	7,131	4,510
Prepaid expenses and other current assets	5,387	403
Inventories	4,348	1,365
Total current assets	86,954	9,846
Property, plant and equipment, net	74,255	54,350
Goodwill	13,004	13,004
Intangible assets, net	62	36
Deferred tax assets	30,234	—
Other assets	238	—
Total assets	$204,747	$77,236
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$2,847	$705
Accrued liabilities	3,380	2,144
Current portion of capital lease obligations	33	26
Current portion of notes payable	—	169
Current portion of senior secured credit facility	—	31
Total current liabilities	6,260	3,075
Capital lease obligations, net of current portion	193	213
Notes payable, net of current portion	—	282
Senior secured credit facility, net of current portion	—	2,320
Payable related to parties pursuant to tax receivable agreements	11,558	—
Other long-term liabilities	163	—
Total liabilities	18,174	5,890
Commitments and contingencies
Stockholders' and members’ equity
Members’ equity	—	69,267
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 10,100 shares issued and outstanding as of June 30, 2017 and none issued and outstanding as of December 31, 2016	101	—
Class B common stock, $0.00 par value, 180,000 shares authorized, 32,366 shares issued and outstanding as of June 30, 2017 and none issued and outstanding as of December 31, 2016	—	—
Additional paid-in capital	59,237	—
Accumulated earnings	157	2,079
Total stockholders' equity attributable to Solaris and members' equity	59,495	71,346
Non-controlling interest	127,078	—
Total stockholders' and members' equity	186,573	71,346
Total liabilities, stockholders' and members’ equity	$204,747	$77,236

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$5,844	$(931)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,534	1,780
Loss on disposal of asset	409	—
Unit-based compensation	677	72
Amortization of debt issuance costs	24	—
Amortization of prepaid expenses and other assets	462	—
Deferred income tax expense	473	—
Other	(9)	—
Changes in assets and liabilities:		—
Accounts receivable	(2,621)	(593)
Prepaid expenses and other assets	(5,451)	31
Inventories	(4,348)	593
Accounts payable	2,142	(435)
Accrued liabilities	1,409	(1,066)
Net cash provided by (used in) operating activities	1,545	(549)
Cash flows from investing activities:
Investment in property, plant and equipment	(21,482)	(3,469)
Investment in intangible assets	(28)	—
Net cash used in investing activities	(21,510)	(3,469)
Cash flows from financing activities:
Payments under capital leases	(13)	71
Payments under notes payable	(451)	13
Proceeds from borrowings under the credit facility	3,000	—
Repayment of credit facility	(5,500)	—
Proceeds from pay down of promissory note related to membership units	4,303	—
Payments related to debt issuance costs	(111)	—
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	111,075	—
Distributions paid to unit and option holders	(25,818)	—
Net cash provided by financing activities	86,485	84
Net increase (decrease) in cash	66,520	(3,934)
Cash at beginning of period	3,568	6,923
Cash at end of period	$70,088	$2,989
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$320	$342
Financing:
Notes payable issued for property, plant and equipment	—	72
Accrued interest from notes receivable issued for membership units	128	208
Cash paid for:
Interest	90	14

SOLARIS OILFIELD INFRASTRUCTURE, LLC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFROMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income (loss), plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) unit-based compensation expense and (ii) certain non-cash charges and unusual or non-recurring charges.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income (loss)	$1,062	$(804)	$5,844	$(931)
Depreciation and amortization	1,370	911	2,534	1,780
Interest expense, net	22	1	44	9
Income taxes (1)	498	7	520	12
EBITDA	$2,952	$115	$8,942	$870
Non-recurring organizational costs (2)	258	—	348	—
IPO bonuses (3)	3,523	—	3,523	—
Loss on disposal of assets	384	—	409	—
Unit-based compensation expense (4)	341	36	373	72
Adjusted EBITDA	$7,458	$151	$13,595	$942

(1)Income taxes include add-back for federal and state taxes.

(2)Certain non-recurring organizational and transaction costs associated with Solaris’ IPO and the Kingfisher facility.

(3)One-time cash bonuses of $3.1 million and restricted stock awards with one-year vesting of $0.4 million were paid or granted to certain employees and consultants in connection with the Offering.

(4)Represents unit-based compensation costs of $0.2 million related to restricted stock awards, with three-year vesting. Also includes $0.1 million and $0.2 million for the three and six months ended June 30, 2017, respectively, related to options under the Plan.

Contacts:

Kyle Ramachandran

Chief Financial Officer

(281) 501-3070

IR@solarisoilfield.com